Exhibit 5.1

919 Third Avenue New York, NY 10022 212 935 3000 mintz.com

June 2, 2023

Bellerophon Therapeutics, Inc.

20 Independence Boulevard, Suite 402

Warren, NJ 07059

Ladies and Gentlemen:

We have acted as legal counsel to Bellerophon Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering up to $40,000,000 of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that may be sold under the Open Market Sale AgreementSM, dated July 17, 2020, between the Company and Jefferies LLC (such agreement, the “Sales Agreement,” and such shares, the “Placement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus, will provide for the registration by the Company of the following:

i.	Common Stock;

ii.	preferred stock, $0.01 par value per share (the “Preferred Stock”);

iii.	senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company (the “Senior Indenture”);

iv.	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company (the “Subordinated Indenture”);

v.

warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”);

vi.	rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”);

vii.	units comprised of one or more Debt Securities, shares of Common Stock, Preferred Stock, Rights, and Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”); and

viii.	the Placement Shares.

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ

June 2, 2023

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Units and the Placement Shares are collectively referred to herein as the “Securities.” The Registration Statement relates to the registration of the Securities to be offered and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered is $150,000,000. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Senior Indenture and the Subordinated Indenture will be duly authorized, executed, and delivered by the respective trustees thereunder and the Warrant Agreement, Rights Agreement and Unit Agreement will be duly authorized, executed, and delivered by the warrant agent, rights agent and unit agent, respectively, thereunder will be duly authorized, executed, and delivered by the other parties thereto. With respect to our opinion as to the Common Stock and Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s Restated Certificate of Incorporation, as amended, as then in effect and that the consideration for the issuance and sale of the Common Stock (or Debt Securities convertible into Common Stock or Warrants or Rights exercisable for Common Stock or any Units of such Securities) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance under the Company’s Restated Certificate of Incorporation, as amended, and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants or Rights exercisable for Preferred Stock or any Units of such Securities) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants, Rights and Units offered under the Registration Statement, and the related Warrant Agreement, Rights Agreement and Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. With respect to the Placement Shares, we have assumed (i) that each sale of the Placement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware and (ii) that the Placement Shares will be sold for a consideration not less than the par value of the Common Stock. With respect to the Placement Shares, we express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of Common Stock then available for issuance by the Company to be less than the number of Placement Shares then issuable under the Sales Agreement. We have not independently verified any of the foregoing assumptions.

MINTZ

June 2, 2023

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

Our opinion is limited to the general corporate laws of the State of Delaware and the laws of the State of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the shares under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that:

1.	With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s then operative Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) an appropriate Certificate or Certificates of Amendment or Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock, (vi) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s then operative Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

MINTZ

June 2, 2023

3.	With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Senior Indenture or the Subordinated Indenture, whichever the case may be, has been duly authorized, executed and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, whichever the case may be, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) such Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture or the Subordinated Indenture, whichever the case may be, and issued and sold as contemplated in the Registration Statement and the prospectus included therein, (viii) the Senior Indenture or the Subordinated Indenture, whichever the case may be, relating to the Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and (ix) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Debt Securities will constitute binding obligations of the Company.

4.	With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute binding obligations of the Company.

5.	With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Rights are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Rights in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and any rights certificates and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Rights will constitute binding obligations of the Company.

MINTZ

June 2, 2023

6.	With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will constitute binding obligations of the Company.

7.	The Placement Shares, when issued and paid for in accordance with the Sales Agreement and as provided in the Sales Agreement Prospectus, will be validly issued, fully paid and nonassessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.